EXHIBIT 1.1




    $71,810,000                 1.27300%                            ASSET-BACKED NOTES, SERIES 2003-1, CLASS A-1
    $25,200,000        One-Month LIBOR plus 0.15%                   ASSET-BACKED NOTES, SERIES 2003-1, CLASS A-2a
    $27,000,000                   1.57%                             ASSET-BACKED NOTES, SERIES 2003-1, CLASS A-2b
   $229,620,000        One-Month LIBOR plus 0.50%                   ASSET-BACKED NOTES, SERIES 2003-1, CLASS A-3a
    $32,000,000                   2.78%                             ASSET-BACKED NOTES, SERIES 2003-1, CLASS A-3b
    $17,010,000        One-Month LIBOR plus 1.00%                   ASSET-BACKED NOTES, SERIES 2003-1, CLASS B
     $5,740,000        One-Month LIBOR plus 1.70%                   ASSET-BACKED NOTES, SERIES 2003-1, CLASS C-1
     $9,000,000                   3.62%                             ASSET-BACKED NOTES, SERIES 2003-1, CLASS C-2
     $6,340,000        One-Month LIBOR plus 1.95%                   ASSET-BACKED NOTES, SERIES 2003-1, CLASS D-1
     $5,000,000                   3.86%                             ASSET-BACKED NOTES, SERIES 2003-1, CLASS D-2


                             UNDERWRITING AGREEMENT
                             ----------------------


                                  May 15, 2003


MERRILL LYNCH, PIERCE,                       NOMURA SECURITIES
FENNER & SMITH INCORPORATED,                 INTERNATIONAL, INC.
as Representative of the Underwriters        2 World Financial Center
4 World Financial Center, Floor 10           New York, New York  10281
New York, New York 10080

BANC OF AMERICA SECURITIES LLC               BANK OF AMERICA, N.A.
231 South LaSalle Street, 16th Floor         Sears Tower
Chicago, Illinois 60697                      233 South Wacker Drive, Suite 2800
                                             Chicago, Illinois  60606


Ladies and Gentlemen:

          DVI Receivables Corp. VIII (the "MANAGING MEMBER"), as sole owner of all of the membership interests in DVI Receivables XIX, L.L.C. (the "ISSUER"), the Issuer, DVI Receivables Corp. XIX (the "TRANSFEROR"), DVI Financial Services Inc. (the "CONTRIBUTOR" or "SERVICER"), Bank of America, N.A. (the "SWAP PROVIDER") and Merrill Lynch, Pierce, Fenner & Smith Incorporated acting as representative the (the "REPRESENTATIVE") of the Underwriters (defined below) with respect to the issuance and sale by the Issuer and the purchase by the Underwriters of the respective principal amounts of the Notes (defined below) as set forth on Schedule A, hereby agree as follows:

          The terms which follow, when used in this Agreement, shall have the meanings indicated:

          "CLASS PRINCIPAL AMOUNT" means any one of the Class A-1 Initial Principal Amount, the Class A-2a Initial Principal Amount, the Class A-2b Initial Principal Amount, the Class A-3a Initial Principal Amount, the Class A-3b Initial Principal Amount, the Class B Initial Principal Amount, the Class C Initial Principal Amount and the Class D Initial Principal Amount.

          "SWAP PROVIDER INFORMATION" means any information furnished in writing by the Swap Provider for inclusion in the Prospectus Supplement.

          "TRANSFEROR-PROVIDED INFORMATION" means the information set forth under the heading "The Contracts" in the Prospectus Supplement (defined below) and any computer tape or other information furnished to any Underwriter by or on behalf of the Transferor concerning the assets of the Issuer.

          "UNDERWRITING INFORMATION" has the meaning given to such term in
Section 8(b).

          Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in Appendix I to the Indenture.

          Section 1. ISSUANCE AND SALE OF NOTES. The Issuer proposes to issue and sell $71,810,000 (the "CLASS A-1 INITIAL PRINCIPAL AMOUNT") of 1.27300% Class A-1 Asset-Backed Notes (the "CLASS A-1 NOTES"); $25,200,000 (the "CLASS A-2A INITIAL PRINCIPAL AMOUNT") of One-Month LIBOR plus 0.15% Class A-2a Asset-Backed Notes (the "CLASS A-2A NOTES"); $27,000,000 (the "CLASS A-2B INITIAL PRINCIPAL AMOUNT") of 1.57% Class A-2b Asset-Backed Notes (the "CLASS A-2B NOTES" and together with the Class A-2a Notes, the "CLASS A-2 Notes"); $164,620,000 (not including $65,000,000 of the aggregate principal amount of the Class A-3a Notes, which will be directly placed by Merrill Lynch, Pierce, Fenner & Smith Incorporated with one or more of its affiliates (the "PLACED A-3A NOTES"), the "CLASS A-3A INITIAL PRINCIPAL AMOUNT") of One-Month LIBOR plus 0.50% Class A-3a Asset-Backed Notes (not including the Placed A-3a Notes, the "CLASS A-3A NOTES"); $32,000,000 (the "CLASS A-3B INITIAL PRINCIPAL AMOUNT") of 2.78% Class A-3b Asset-Backed Notes (the "CLASS A-3B NOTES", together with the Class A-1 Notes, the Class A-2a Notes, the Class A-2b Notes and the Class A-3a Notes, the "CLASS A NOTES"); $17,010,000 (the "CLASS B INITIAL PRINCIPAL AMOUNT") of One-Month LIBOR plus 1.00% Class B Asset-Backed Notes (the "CLASS B NOTES"); $5,740,000 (the "CLASS C-1 INITIAL PRINCIPAL AMOUNT") of One-Month LIBOR plus 1.70% Class C-1 Asset-Backed Notes (the "CLASS C-1 Notes"); $9,000,000 (the "CLASS C-2 INITIAL PRINCIPAL AMOUNT" and together with the Class C-1 Initial Principal Amount the "CLASS C INITIAL PRINCIPAL AMOUNT") of One-Month LIBOR plus 3.62% Class C-2 Asset-Backed Notes (the "CLASS C-2 NOTES" and together with the Class C-1 Notes, the "CLASS C NOTES"); $6,340,000 (the "CLASS D-1 INITIAL PRINCIPAL AMOUNT") of One-Month LIBOR plus 1.95% Class D-1 Asset-Backed Notes (the "CLASS D-1 NOTES"); and $5,000,000 (the "CLASS D-2 INITIAL PRINCIPAL AMOUNT" and together with the Class D-1 Initial Principal Amount the "CLASS D INITIAL PRINCIPAL AMOUNT") of One-Month LIBOR plus 3.86% Class D-2 Asset-Backed Notes (the "CLASS D-2 NOTES", together with the Class D-1 Notes the "CLASS D NOTES" and together with the Class A Notes, the Class B Notes and the Class C Notes, the "NOTES"). The Notes will be issued pursuant to an Indenture, dated as of May 1, 2003 (the "INDENTURE"), between the Issuer and U.S. Bank National Association, a national banking association (the "TRUSTEE"). The Notes are more fully described in the Prospectus Supplement (as defined below), a copy of which the Managing Member is furnishing to the Underwriters and the Swap Provider. The Notes will evidence secured obligations of the Issuer. The assets of the

Issuer will include a pool of leases, loans and other contracts and security interests in the related underlying Equipment.

          The Notes will be sold by the Issuer to the Underwriters listed on Schedule A hereto (together with any underwriter substituted pursuant to Section 13, the "UNDERWRITERS") in accordance with the terms of this agreement. The Issuer and the Swap Provider will enter into the Swap Agreement (defined below) with respect to the Class A-2a Notes, the Class A-3a Notes, the Class B Notes, the Class C-1 Notes and the Class D-1 Notes.

          Section 2. PURCHASE AND SALE OF NOTES.

          (a) Subject to the terms and conditions and in reliance upon the covenants, representations and warranties set forth herein, each of the Underwriters agrees to purchase from the Issuer its respective principal amount of the Notes plus any additional principal amount of the Notes which such Underwriter may purchase pursuant to the terms of this Agreement on the Closing Date at a purchase price (the "PURCHASE PRICE") equal to the product of (x) the aggregate of the Class Principal Amount of each class of Notes purchased by such Underwriter multiplied by (y) the applicable Underwriter's price set forth on Schedule A attached hereto.

          (b) The obligations of each of the Underwriters hereunder to purchase the respective Notes of each Class shall be several and not joint. Each Underwriter's obligation shall be to purchase the aggregate principal amount of Notes of the related class as is indicated with respect to each Underwriter on Schedule A attached hereto plus any additional principal amount of the Notes which such Underwriter may purchase pursuant to the terms of this Agreement. The rights of the Issuer and any Non-Defaulting Underwriter shall be as set forth in
Section 13 hereof.

          (c) It is understood that the Underwriters propose to offer the Notes for sale to the public in the manner set forth in the Prospectus Supplement (as defined below).

          Section 3. DELIVERY AND PAYMENT. Delivery of and payment for the Notes shall be made at the offices of Thacher Proffitt & Wood, at 11 West 42nd Street, 11th Floor, New York, New York, at 11:00 a.m. (New York time) on the Closing Date, or such other place and time (the "Closing Time") as the parties hereto agree. Delivery of the Notes to the Representative for the respective accounts of the Underwriters shall be made against payment of the Purchase Price in immediately available funds drawn to the order of the Issuer or as it shall so direct. The Notes to be so delivered will be initially represented by one or more Notes registered in the name of Cede & Co., as nominee for The Depository Trust Company. The interests of beneficial owners of the Notes will be represented by book entries on the records of the Note Registrar and participating members thereof. Definitive Notes will be available only under limited circumstances described in the Indenture. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Notes which it has agreed to purchase. Merrill Lynch, Pierce, Fenner & Smith Incorporated, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Notes to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

          Section 4. REPRESENTATIONS AND WARRANTIES.

          (a) Each of the Managing Member or the Issuer, as the case may be, hereby severally represents and warrants to, and agrees with, the Underwriters and, only with respect to Sections 4(a)(i), (ii), (iii), (iv), (vi) and (viii), the Swap Provider as follows:

              (i) The Managing Member has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement (No. 333-81454) on Form S-3 for the registration under the Securities Act of 1933, as amended (the "ACT"), of Asset Backed Securities (issuable in series), including the Notes, which registration statement has become effective, and a copy of which, as amended to the date hereof, has heretofore been delivered to you. The Managing Member proposes to file with the Commission pursuant to Rule 424(b) under the rules and regulations of the Commission under the Act (the "1933 ACT Regulations") a supplement dated May 16, 2003 (the "PROSPECTUS SUPPLEMENT"), to the Prospectus dated May 16, 2003 (the "BASIC PROSPECTUS"), relating to the Notes and the method of distribution thereof. Such registration statement (No. 333-81454) including exhibits thereto and any information incorporated therein by reference, as amended at the date hereof, is hereinafter called the "REGISTRATION STATEMENT"; and the Basic Prospectus and the Prospectus Supplement and any information incorporated therein by reference, together with any amendment thereof or supplement thereto authorized by the Managing Member on or prior to the Closing Date for use in connection with the offering of the Notes, are hereinafter called the "PROSPECTUS." The conditions to the use by the Managing Member and the Issuer of a Registration Statement on Form S-3 under the Act, as set forth in the general instructions to the Form S-3, have been satisfied with respect to the Registration Statement and the Prospectus.

               (ii) The Registration Statement has become effective, and the Registration Statement as of the effective date (the "EFFECTIVE Date"), and the Prospectus, as of the date of the Prospectus Supplement, complied in all material respects with the applicable requirements of the Act and the 1933 Act Regulations; and the Registration Statement, as of the Effective Date, did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus, as of the date of the Prospectus Supplement, did not, and as of the Closing Date will not, contain an untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that none of the Managing Member, the Transferor, the Issuer, the Contributor and the Servicer makes any representations or warranties as to the Underwriting Information or the Swap Provider Information. The conditions to the use by the Managing Member of a registration statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement, as applicable, and the Prospectus, except that neither the Managing Member nor the Issuer makes any such representation, warranty or agreement regarding any Computational Materials (as defined herein) incorporated by reference therein. There are no contracts or documents (not including Computational Materials) of the Managing Member which are required to be filed as exhibits to the Registration Statement pursuant to the Act or the 1933 Act Regulations which have not been so filed.

               (iii) This Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding agreement, enforceable in accordance with its terms, except that (A) the enforcement thereof may be subject to (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity and the discretion of the court before which any proceeding therefor may be brought, and (B) the provisions hereof relating to indemnification of the Underwriters may be subject to limitations of public policy.

               (iv) When executed and delivered, each of the Transaction Documents to which it will become a party will be duly authorized by it and it will have the power, authority and legal right to execute, deliver and perform its respective obligations under each of the Transaction Documents to which it is a party and to consummate all transactions contemplated thereunder, and, when executed and delivered by it, each of the Transaction Documents to which it is a party will constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

               (v) The direction by the Issuer to the Trustee to authenticate the Notes will be duly authorized by the Issuer and, when duly and validly authenticated by Trustee and delivered in accordance with the Indenture and this Agreement, the Notes will be the legal, valid and binding obligations of the Issuer, enforceable in accordance with their terms, and entitled to the benefits of the Indenture, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

               (vi) The sale of the Notes and its performance of this Agreement and the Transaction Documents to which it is a party will (A) not conflict with or result in a breach of, and will not constitute a default under any of the provisions of, its certificate of incorporation or certificate of formation, as applicable, its by-laws or limited liability company operating agreement, as applicable, any law, governmental rule or regulation, or any judgment, decree or order binding on it or its properties, or any of the provisions of any indenture, mortgage, deed of trust, contract or other agreement or instrument to which it, is a party or by which it is bound and (B) not result in the creation or imposition of any adverse claim and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of the Notes or the consummation by it, of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as may be required under the Act and under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Underwriters.

               (vii) It is not, nor will it be, subject to registration as an "investment company" under the Investment Company Act of 1940 (the "1940 ACT").

               (viii) The Issuer is a Delaware limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, with its chief executive office located at 2500 York Road, Jamison, Pennsylvania, and has the power and authority to own, convey and otherwise deal with its assets and to engage in the activities in which it is presently engaged and is duly qualified and in good standing under the laws of each jurisdiction where its ownership of property or the conduct of its activities requires such qualification, if the failure to so qualify would have a material adverse effect on the financial condition of the Issuer or on the enforceability of the Contracts or the Notes or the ability of the Issuer to perform its obligations under the Transaction Documents to which it will become a party; one hundred percent of the Units of the Issuer at all times will be owned by the Managing Member; and the Issuer has no subsidiaries.

               (ix) On the Closing Date, hereby makes and repeats each of the respective representations and warranties expressly made by it in the Transaction Documents. Such representations and warranties are incorporated by reference in this Section 4(a) and the Underwriters may rely thereon as if such representations and warranties were fully set forth herein.

          (b) The Contributor hereby represents and warrants to and agrees with the Underwriters and, only with respect to Sections 4(b)(i), (ii), (vi) and
(vii), the Swap Provider as follows:

               (i) This Agreement has been duly authorized, executed and delivered, each of the Transaction Documents to which the Contributor will become a party will be duly authorized, and this Agreement constitutes, and when executed and delivered, each of such Transaction Documents will constitute, the legal, valid and binding obligations of the Contributor enforceable in accordance with their respective terms, except that (A) the enforcement thereof may be subject to (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity and the discretion of the court before which any proceeding therefor may be brought, and (B) the provisions hereof relating to indemnification of the Underwriters may be subject to limitations of public policy.

               (ii) The performance by the Contributor of each of this Agreement and the Transaction Documents to which the Contributor will become a party, and the consummation by the Contributor of the transactions herein and therein contemplated, will (A) not conflict with or result in a breach of, and will not constitute a default under any of the provisions of its certificate of incorporation or by-laws or any law, governmental rule or regulation, or any judgment, decree or order binding on the Contributor or its properties, or any of the provisions of any indenture, mortgage, deed of trust, contract or other agreement or instrument to which the Contributor is a party or by which it is bound and (B) not result in the creation or imposition of any lien, pledge or encumbrance upon any of the Contributor's, or any lien, pledge or encumbrance upon any of the Transferor's or Issuer's property and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the consummation by the Contributor of the transactions contemplated by this Agreement or the Transaction Documents, except such consents, approvals, authorizations, registrations or qualifications as may be required under the Act and under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Underwriters.

               (iii) On the Closing Date, the Contributor hereby makes and repeats the representations and warranties set forth in Articles II and III of the Contribution Agreement. Such representations and warranties are incorporated by reference in this Section 4(b), and the Underwriters may rely thereon as if such representations and warranties were fully set forth herein.

               (iv) The Contributor represents and warrants it has delivered to the Underwriters complete and correct copies of its balance sheet and statements of income and retained earnings for the fiscal year ended June 30, 2002. Except as set forth in or contemplated in the Registration Statement and the Prospectus, there has been no material adverse change in the condition (financial or otherwise) of the Contributor or any other consolidated subsidiary of the Contributor since March 31, 2003 or in the earnings, business affairs or business prospects of the Contributor, the Issuer or the Transferor, whether or not arising in the ordinary course of business, since March 31, 2003.

               (v) Any taxes, fees and other governmental charges arising from the execution and delivery of this Agreement and the Transaction Documents and in connection with the execution, delivery and issuance of the Notes and with the transfer of the Contracts and any interest in the Equipment, have been paid or will be paid by the Contributor.

               (vi) As the sole shareholder of the Managing Member and the 100% indirect owner of the Issuer, the Contributor represents and warrants that the conditions to the use by the Managing Member and the Issuer of a Registration Statement on Form S-3 under the Act, as set forth in the general instructions to the Form S-3, have been satisfied with respect to the Registration Statement and the Prospectus.

               (vii) The Registration Statement as of the Effective Date, and the Prospectus, as of the date of the Prospectus Supplement, complied in all material respects with the applicable requirements of the Act and the 1933 Act Regulations; and the Registration Statement, as of the Effective Date, did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and the Prospectus, as of the date of the Prospectus Supplement, did not, and as of the Closing Date will not, contain an untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that none of the Managing Member, the Transferor, the Issuer, the Contributor and the Servicer makes any representations or warranties as to the Underwriting Information or the Swap Provider Information.

               (viii) All annual reports, other reports, documents and information which the Contributor is required to file with the Commission pursuant to the Exchange Act have been filed in accordance with its rules and regulations.

          (c) The Transferor hereby represents and warrants to and agrees with the Underwriters and, only with respect to Sections 4(c)(i), (ii) and (iii), the Swap Provider as follows:

               (i) This Agreement has been duly authorized, executed and delivered by the Transferor and constitutes a legal, valid and binding agreement of the Transferor enforceable in accordance with its terms, except that (A) the enforcement thereof may be subject to (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity and the discretion of the court before which any proceeding therefor may be brought, and (B) the provisions hereof relating to indemnification of the Underwriters may be subject to limitations of public policy.

               (ii) Each of the Transaction Documents to which the Transferor will have a party will be duly authorized by the Transferor and the Transferor will have the power, authority and legal right to execute, deliver and perform its obligations under each of the Transaction Documents to which it will have a party and to consummate all transactions contemplated thereunder, and, when executed and delivered by the Transferor, each of the Transaction Documents to which it will have a party will constitute the legal, valid and binding obligation of the Transferor, enforceable in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

               (iii) The sale of the Notes and the performance by the Transferor, of this Agreement and the Transaction Documents to which the Transferor will have a party will (A) not conflict with or result in a breach of, and will not constitute a default under any of the provisions of its certificate of incorporation or by-laws, or any law, governmental rule or regulation, or any judgment, decree or order binding on the Transferor or its properties, or any of the provisions of any indenture, mortgage, deed of trust, contract or other agreement or instrument to which the Transferor is a party or by which it is bound and (B) not result in the creation or imposition of any adverse claim and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of the Notes or the consummation by the Transferor of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as may be required under the Act and under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Underwriters.

               (iv) The Transferor is not, nor will it be, subject to registration as an "investment company" under the Investment Company Act of 1940 (the "1940 ACT").

               (v) On the Closing Date, the Transferor hereby makes and repeats each of the respective representations and warranties expressly made by it in the Transaction Documents. Such representations and warranties are incorporated by reference in this Section 4(c) and the Underwriters may rely thereon as if such representations and warranties were fully set forth herein.

          (d) Each of the Transferor, the Managing Member and the Contributor severally represents and warrants as to itself to the Underwriters and, only with respect to Sections 4(d)(i), (ii) and (iii), the Swap Provider that:

               (i) There is no pending or threatened action, suit or proceeding against or affecting it in any court or tribunal or before any arbitrator of any kind or before or by any governmental authority (A) asserting the invalidity of this Agreement, any Transaction Document or the Notes, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or the Transaction Documents or (C) seeking any determination or ruling that, if granted, might materially and adversely affect (x) its performance or its obligations under this Agreement or the Transaction Documents (as applicable), (y) the validity or enforceability of this Agreement, any Transaction Documents or the Notes or (z) the federal income tax attributes of such Notes described in the Prospectus.

               (ii) There is no default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreement or instrument to which it is a party or by which it or its properties are bound which would have a material adverse effect on the transactions contemplated herein.

               (iii) The Notes, the Indenture, the Subsequent Contract Transfer Agreement and the Contribution and Servicing Agreement will conform in all material respects to the descriptions thereof contained in the Prospectus.

               (iv) Deloitte & Touche LLP is an independent public accountant with respect to the Contributor and the Transferor within the meaning of the Act and the rules and regulations promulgated thereunder.

          Section 5. COVENANTS OF THE MANAGING MEMBER AND THE CONTRIBUTOR. The Managing Member and the Contributor (as the sole shareholder of the Managing Member and in order to achieve better overall financing), jointly and severally, hereby covenant and agree with the Underwriters and, with respect to Sections 5(a), (b), (d), (e) and (i), the Swap Provider as follows:

          (a) To satisfy all conditions to the use by the Managing Member and the Issuer, with respect to the Registration Statement and the Prospectus, of a registration statement on Form S-3 under the Act, as set forth in the general instructions to Form S-3; and to use best efforts to cause the Registration Statement, and any amendment thereto, if not effective as of the date hereof, to become effective. If the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Managing Member will file the Prospectus, properly completed, pursuant to Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative and the Swap Provider of such timely filing. The Managing Member will promptly advise the Representative and the Swap Provider (i) when the Registration Statement shall have become effective, (ii) when any amendment thereof shall have become effective, (iii) of any request by the Commission for any amendment or supplement of the Registration Statement or the Prospectus or for any additional information or of the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, and (v) of the receipt by the Managing Member of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. Before amending or supplementing the Registration Statement or the Prospectus with respect to the Notes, the Managing Member will furnish the Representative and the Swap Provider with a copy of each such proposed amendment or supplement within a reasonable time in advance of filing and the Managing Member will not file any amendment of the Registration Statement or supplement to the Prospectus to which the Representative or the Swap Provider reasonably object. The Managing Member and the Contributor will use best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b) If, at any time when the Prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or, if it shall be necessary to supplement such Prospectus to comply with the Act or the rules thereunder, the Managing Member promptly will prepare and file with the Commission, subject to subsection (a) of this
Section 5, a supplement which will correct such statement or omission or an amendment which will effect such compliance.

          (c) As soon as practicable, the Managing Member will make generally available to the Underwriters, upon request, an earnings statement or statements of the Issuer which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

          (d) On or before the date hereof, the Issuer will furnish, or will have furnished, to the Underwriters, the Swap Provider and their respective counsel, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of the Prospectus by any of the Underwriters or any dealer may be required by the Act, as many copies of each Prospectus relating to the Notes and any supplement thereto as the Underwriters or the Swap Provider may reasonably request.

          (e) The Contributor, the Managing Member and the Transferor will take all reasonable actions requested by the Representative to arrange for the qualification of the Notes for sale under the laws of such jurisdictions within the United States and as the Representative may reasonably designate, will maintain such qualifications in effect so long as required for the completion of the distribution of the Notes; PROVIDED, in connection therewith, the Contributor, the Managing Member and the Transferor shall not be required to qualify as a foreign corporation doing business in any jurisdiction or to file a general consent to service of process in any jurisdiction.

          (f) For so long as the Notes are outstanding, the Managing Member shall deliver to the Underwriters by first-class mail and as soon as practicable a copy of all reports and notices delivered by the Issuer to the Trustee or the Noteholders under the Indenture.

          (g) For so long as the Notes are outstanding, the Managing Member and the Contributor will furnish to the Underwriters as soon as practicable after filing any other information concerning the Transferor or the Contributor filed with any government or regulatory authority which is otherwise publicly available.

          (h) To the extent, if any, that any rating provided with respect to the Notes set forth in Section 6(e) is conditional upon the furnishing of documents reasonably available to the Managing Member or the Contributor, the Managing Member or the Contributor, as necessary, shall furnish such documents.

          (i) The Managing Member will file with the Commission within fifteen days of the issuance of the Notes a current report on Form 8-K setting forth specific information concerning the Notes and the Contracts to the extent that such information is not set forth in the Prospectus. The Managing Member will also file with the Commission a current report on Form 8-K setting forth all Computational Materials, ABS Term Sheets and Collateral Term Sheets (as such terms are defined herein) provided to the Managing Member by any Underwriter within the applicable time periods allotted for such filing pursuant to the No-Action Letters (as such term is defined herein).

          (j) In connection with any Computational Materials, ABS Term Sheets or Collateral Term Sheets provided by an Underwriter pursuant to Section 5A, the Transferor shall receive a letter from Deloitte & Touche LLP, certified public accountants, satisfactory in form and substance to the Transferor, to the effect that such accountants have performed certain specified procedures, all of which have been agreed to by the Transferor, as a result of which they have determined that the information included in the Computational Materials, ABS Term Sheets or Collateral Term Sheets (if any), provided by the Underwriter(s) to the Managing Member for filing on Form 8-K pursuant to Section 5A and subsection (i) of this
Section 5, is accurate except as to such matters that are not deemed by the Managing Member to be material. The foregoing letter shall be obtained at the expense of the Managing Member.

          (k) In the event that an Underwriter must prepare corrected Computational Materials, ABS Term Sheets or Collateral Term Sheets pursuant to
Section 5A(d), the Managing Member shall file any corrected Computational Materials, ABS Term Sheets or Collateral Term Sheets no later than two days following receipt thereof (or, if such second day is not a Business Day, then the next immediately succeeding Business Day).

          Section 5A. INVESTOR INFORMATION. Each Underwriter may prepare and provide to prospective investors certain Computational Materials, ABS Term Sheets or Collateral Term Sheets in connection with its offering of the Notes, subject to the following conditions:

          (a) Such Underwriter shall comply with the requirements of the No-Action Letter of May 20, 1994 issued by the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, as made applicable to other issuers and underwriters by the Commission in response to the request of the Public Securities Association dated May 24, 1994 (collectively, the "KIDDER/PSA LETTER"), and the requirements of the No-Action Letter of February 17, 1995 issued by the Commission to the Public Securities Association (the "PSA LETTER" and, together with the Kidder/PSA Letter, the "NO-ACTION LETTERS").

          (b) For purposes hereof, "COMPUTATIONAL MATERIALS" shall have the meaning given such term in the No-Action Letters, but shall include only those Computational Materials that have been prepared or delivered to prospective investors by any Underwriter. For purposes hereof, "ABS TERM SHEETS" and "COLLATERAL TERM SHEETS" shall have the meanings given such terms in the PSA Letter but shall include only those ABS Term Sheets or Collateral Term Sheets that have been prepared or delivered to prospective investors by any Underwriter.

          (c) Each Underwriter shall provide to the Managing Member any Computational Materials, ABS Term Sheets or Collateral Term Sheets which are provided to investors by it no later than the second day preceding the date such Computational Materials, ABS Term Sheets or Collateral Term Sheets are required to be filed pursuant to the applicable No-Action Letters. Each Underwriter may provide copies of the foregoing in a consolidated or aggregated form including all information required to be filed.

          (d) In the event that the Managing Member or any Underwriter discovers an error in the Computational Materials, ABS Term Sheets or Collateral Term Sheets, the Underwriter that prepared such material shall prepare corrected Computational Materials, ABS Term Sheets or Collateral Term Sheets, as applicable, and deliver them to the Managing Member for filing pursuant to
Section 5(k).

          Section 6. CONDITIONS OF THE UNDERWRITERS' OBLIGATION. The obligation of the Underwriters to purchase and pay for the Notes as provided herein shall be subject to the accuracy as of the date hereof and the Closing Date (as if made at the Closing Date) of the representations and warranties of the Transferor, the Managing Member, the Contributor and the Issuer contained herein (including those representations and warranties set forth in the Transaction Documents and incorporated herein), to the accuracy of the statements of the Transferor, the Managing Member, the Contributor and the Issuer made in any certificate or other document delivered pursuant to the provisions hereof, to the performance by the Transferor, the Managing Member, the Contributor and the Issuer of its respective obligations hereunder, and to the following additional conditions:

          (a) (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission and the Prospectus Supplement shall have been filed or transmitted for filing by means reasonably calculated to result in filing with the Commission not later than the time required by Rule 424(b) under the Act and (ii) there shall not have come to any Underwriter's attention any facts that would cause such Underwriter to believe that the Prospectus at the time it was required to be delivered to a purchaser of the Notes, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading. No challenge by the Commission shall have been made to the accuracy or adequacy of the Registration Statement and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus shall have been complied with and the Transferor shall not have filed with the Commission any amendment or supplement to the Registration Statement or the Prospectus without prior written notice to the Underwriters.

          (b) The Representative shall have received the Transaction Documents, including the Notes, in form and substance reasonably satisfactory to the Representative, duly executed by all signatories required pursuant to the respective terms thereof.

          (c) On the Closing Date, (i) The Representative shall have received the favorable opinions of Thacher Proffitt & Wood with respect to the following items, each dated the Closing Date:

                    (A) Each of the agreements to which the Contributor, the
               Transferor and the Issuer is a party (the "AGREEMENTS"), assuming the necessary authorization, execution and delivery thereof by the parties thereto, is a valid and legally binding agreement under the laws of the State of New York, enforceable thereunder in accordance with its terms.

                    (B) The Notes, assuming the necessary execution,
               authentication and delivery thereof and payment therefor in accordance with the applicable Agreements, are valid and legally binding obligations under the laws of the State of New York, enforceable thereunder against the Issuer in accordance with their terms, and are entitled to the benefits of the Indenture.

                    (C) With respect to each of the Contributor, the Transferor,
               DVI Funding Corporation ("DFC"), DVI Receivables Corp. XV ("Corp. XV"), DVI Funding, L.L.C. ("Funding LLC"), DVI Receivables XV, L.L.C. ("XV LLC") and the Issuer, the performance of its obligations under the Agreements to which it is a party and the consummation of the transactions contemplated thereby do not require any consent, approval, authorization or order of, filing with or notice to any United States federal or State of New York court, agency or other governmental body, except such as may be required under the securities laws of any State of the United States or such as have been obtained, effected or given.

                    (D) With respect to each of the Contributor, the Transferor,
               DFC, Corp. XV, Funding LLC, XV LLC and the Issuer, the performance of its obligations under the Agreements to which it is a party and the consummation of the transactions contemplated thereby will not result in any breach or violation of any statute or regulation thereunder or, to such counsel's knowledge, any order of any court, agency or other governmental body.

                    (E) (i) The Agreements create, for the benefit of the
               Trustee, acting under the Indenture for the benefit of the Holders of the Notes, a valid security interest under the New York UCC in all right, title and interest of the Issuer in and to the Contracts and the proceeds thereof, (ii) which security interest in the Initial Contracts and the proceeds thereof, and, with respect to the Substitute Contracts, upon the delivery of such Substitute Contracts to the Trustee pursuant to and in accordance with the Agreements (and, in the case of Contracts constituting or including "instruments", endorsement of such instruments to the Trustee or its order), will be perfected and will be prior to all other security interests and (iii) which security interest, upon the filing of the Financing Statements in the Filing Offices, will be perfected in any Contract constituting either an Instrument or Chattel Paper, and the proceeds thereof, in which a security interest can be perfected against the Issuer by filing.

                    (F) The statements made in the Prospectus Supplement under the heading "DESCRIPTION OF THE NOTES AND PRINCIPAL TRANSACTION

               DOCUMENTS," insofar as such statements purport to summarize certain provisions of the Notes, the Contribution Agreement, the Subsequent Contract Transfer Agreement and the Indenture, provide a fair summary of such provisions. Assuming the accuracy of and compliance with the factual representations, covenants and other provisions of the Agreements, without any waiver or notification thereof, the statements made in the Prospectus Supplement under the headings "CERTAIN LEGAL MATTERS AFFECTING AN OBLIGOR'S RIGHTS AND OBLIGATIONS", "MATERIAL FEDERAL INCOME TAX CONSEQUENCES", "LEGAL INVESTMENT" and "CONSIDERATIONS FOR BENEFIT PLAN INVESTORS," to the extent that they summarize the relevant provisions of the Agreements and constitute statements of the law of the State of New York or federal law or legal conclusions with respect thereto, and assuming the accuracy of and compliance with the factual representations, warranties, covenants and other provisions of the Transaction Documents without any modification or waiver thereof, while not purporting to discuss all possible consequences of investment in the Notes, are correct in all material respects with respect to those consequences or matters that are discussed therein.

                    (G) The Indenture has been qualified under the Trust
               Indenture Act of 1939, as amended. Neither the Transferor nor the Issuer is an "investment company" nor "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                    (H) The Registration Statement has become effective under
               the 1933 Act. To such counsel's knowledge, (1) no stop order suspending the effectiveness of the Registration Statement has been issued and not withdrawn, and no proceedings for that purpose have been instituted or threatened under Section 8(d) of the 1933 Act and (2) the conditions to the use by the Managing Member and the Issuer of a registration statement on Form S-3 under the Act, as set forth in the general instructions to Form S-3, have been satisfied with respect to the Registration Statement and the Prospectus.

                    (I) The Registration Statement as of its Effective Date, the
               date of the Prospectus Supplement and the date hereof, and the Prospectus as of the date thereof and hereof, other than with respect to any financial and statistical information, Computational Materials and ABS Term Sheets contained or incorporated by reference therein as to which we express no opinion herein, complied as to form in all material respects with the requirements of the 1933 Act and the applicable rules and regulations thereunder.

                    (J) To such counsel's knowledge, there are no material
               contracts, indentures or other documents of a character required to be described or referred to in either the Registration Statement or the Prospectus Supplement or to be filed as exhibits to the Registration Statement, other than any Computational Materials, Collateral Term Sheets, Collateral Term Sheets and ABS Term Sheets, as to which such counsel expresses no opinion, and those described or referred to therein or filed or incorporated by reference as exhibits thereto.

                    (K) No information has come to the attention of the
               attorneys of such counsel who are involved in the representation of parties to the transactions described in the Transaction Documents that causes them to believe that (A) the Registration Statement, as of its effective date or as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or
               (B) the Prospectus, as of the date of the Prospectus Supplement or as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (ii) The Representative shall have received the favorable opinions of Sheila J. Kalkunte, assistant general counsel to the Issuer, the Transferor, the Managing Member, DVI Corp. XV, DVI XV LLC, DFC, Funding LLC and the Contributor with respect to the following items, each dated the Closing Date:

                    (A) Each of the Issuer, the Transferor, the Managing Member,
               DVI Corp. XV, DVI XV LLC, DFC, Funding LLC and the Contributor has been duly organized and is validly existing as a corporation or, in the case of the Issuer, DVI XV LLC and Funding LLC, a limited liability company, in good standing under the laws of the State of Delaware, and is qualified to do business in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary to conduct its business as presently conducted (except where the failure to be so qualified or in good standing could not individually or in the aggregate have a material adverse effect upon (x) the business, assets, property, condition (financial or otherwise) or prospects of the Issuer, the Transferor, the Managing Member, DVI Corp. XV, DVI XV LLC, DFC, Funding LLC or the Contributor, respectively, taken as a whole or (y) the validity and enforceability of the Agreements to which it is a party). Each of the Issuer, the Transferor, the Managing Member, DVI Corp. XV, DVI XV LLC, DFC, Funding LLC and the Contributor has the power and authority to make, deliver and perform each of the Agreements to which it is a party.

                    (B) The Agreements have been duly authorized, executed and delivered by the Issuer, the Transferor, the Managing Member, DVI Corp. XV, DVI XV LLC, DFC, Funding LLC and the Contributor, as to those Agreements as to which each respectively is a party, and each constitutes the valid and legally binding obligation of the Issuer, the Transferor, the Managing Member, DVI Corp. XV, DVI XV LLC, DFC,

               Funding LLC or the Contributor, respectively, enforceable against the Issuer, the Transferor, the Managing Member, DVI Corp. XV, DVI XV LLC, DFC, Funding LLC and the Contributor, as applicable, in accordance with their respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                    (C) Neither the consummation of the transactions
               contemplated by, nor the execution, delivery and performance of the terms of the Agreements, (x) will result in any violation of the limited liability company operating agreement, certificate of formation, certificate of incorporation or bylaws of the Issuer, the Transferor, the Managing Member, DVI Corp. XV, DVI XV LLC, DFC, Funding LLC or the Contributor, as applicable; or (y) to the best of such counsel's knowledge, will result in a breach or violation of any order, judgment or decree of any court or arbitrator to which any of the Issuer, the Transferor, the Managing Member, DVI Corp. XV, DVI XV LLC, DFC, Funding LLC or the Contributor is a party or is subject; and (z) to the best of such counsel's knowledge, will not conflict with, result in a breach, violation or acceleration of any of the terms of, constitute a default under or result in the creation or imposition of any lien, pledge or encumbrance upon any of the Issuer's, the Transferor's, DVI Corp. XV's, the Managing Member's DVI XV LLC's, DFC's, Funding LLC's or the Contributor's property pursuant to the terms of any material indenture, loan agreement, any other material agreement, instrument or other undertaking to which any of the Issuer, the Transferor, the Managing Member, DVI Corp. XV, DVI XV LLC, DFC, Funding LLC or the Contributor or any of their subsidiaries is a party or by which any of them is bound or to which any of their property or assets of any of them is subject, or upon the Notes, except as otherwise contemplated by the Indenture.

                    (D) Except for the filing of the related UCC financing
               statements and other items required in the Agreements and the registration under the Act of the Publicly Offered Notes, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws and federal securities laws in connection with the purchase and distribution by the Underwriters, no consent, approval, authorization, notice to, order or withholding of objection on the part of, or registration or qualification with, any court, governmental agency or body or tribunal is required for the execution and delivery by any of the Issuer, the Transferor, the Managing Member, DVI Corp. XV, DVI XV LLC, DFC, Funding LLC or the Contributor of, or the consummation by each of them of the Agreements, except such consents, approvals, authorizations, registrations or qualifications which have been obtained.

                    (E) Other than as may be set forth or contemplated in the
               related Prospectus Supplement, there are no material actions, proceedings or investigations pending or, to the best of such counsel's knowledge, threatened before any court, administrative agency or other tribunal to which any of the Issuer, the Transferor, the Managing Member, DVI Corp. XV, DVI XV LLC, DFC, Funding LLC or the Contributor is a party or threatened to be made a party (i) asserting the invalidity of the Agreements, (ii) seeking to prevent the consummation of any of the transactions contemplated by the Agreements or (iii) is reasonably likely to succeed and which could reasonably be expected to have a material adverse effect upon (x) the business, assets, property, condition (financial or otherwise) or prospects of any of the Issuer, the Transferor, the Managing Member, DVI Corp. XV, DVI XV LLC, DFC, Funding LLC or the Contributor or any of their subsidiaries, taken as a whole or (y) the validity and enforceability of the Indenture or the rights of the Trustee therein.

                    (F) The Notes, assuming due authentication by the Trustee, and delivery and payment therefor pursuant to the Agreements, are validly issued and outstanding and are entitled to the benefits of the Indenture.

                    (G) No information has come to the attention of such counsel that causes her to believe that (A) the Registration Statement, as of its effective date or as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made not misleading or (B) the Prospectus, as of the date of the Prospectus Supplement or as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (iii) The Representative shall have received the favorable opinion(s), dated the Closing Date, of Thacher Proffitt & Wood, with respect to such other related matters as the Representative shall reasonably require.

          In rendering their opinions, the counsel described in this subsection
(c) may rely, as to matters of fact, on certificates of responsible officers of the Issuer, the Managing Member, the Transferor, the Contributor, the Contributor's affiliates, the Trustee and public officials. Such opinions may also assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto; PROVIDED, HOWEVER, that counsel to the Transferor, the Managing Member, the Contributor and the Issuer may not make such assumptions with respect to such Transferor, Managing Member, Contributor and Issuer.

          (d) The Representative shall have received a letter from a nationally recognized independent accounting firm, dated on or before the Closing Date, in form and substance satisfactory to the Representative and counsel for the Underwriters, to the effect that they have performed certain specified procedures requested by the Representative with respect to the information set forth in the Prospectus and certain matters relating to the Managing Member.

          (e) The Class A-1 Notes shall have been rated "F1+" by Fitch, Inc. ("FITCH"), "A-1+" by Standard & Poor's Ratings Services ("S&P") and "P-1" by Moody's Investors Service, Inc. ("MOODY'S"; together with Fitch and S&P (and for purposes of this subsection, in the order of Fitch followed by S&P followed by Moody's), the "RATING AGENCIES"), respectively; the Class A-2a Notes, the Class A-2b Notes, the Class A-3a Notes and the Class A-3b Notes, shall have been rated "AAA", "AAA" and "Aaa", by the Rating Agencies, respectively; the Class B Notes shall have been rated at least "AA", "AA" and "Aa2", by the Rating Agencies, respectively; the Class C Notes shall have been rated at least "A", "A" and "A1", by the Rating Agencies, respectively; the Class D Notes shall have been rated at least "BBB", "BBB" and "Baa2", by the Rating Agencies, respectively and such ratings shall not have been rescinded. The Representative and counsel for the Underwriters shall have received copies of any opinions of counsel supplied to the rating organizations relating to any matters with respect to the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes. Any such opinions shall be dated the Closing Date and addressed to the Representative or accompanied by reliance letters to the Representative or shall state that the Representative may rely upon them.

          (f) The Representative shall have received from the Managing Member a certificate, signed by the president, a senior vice president or a vice president of the Managing Member, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Prospectus, the Indenture and this Agreement and that, to his or her knowledge:

               (i) the representations and warranties of the Managing Member and the Issuer, as applicable, in this Agreement, as of the Closing Date, and in the Indenture, the Subsequent Contract Transfer Agreement, the Contribution and Servicing Agreement and in all related agreements, as of the date specified in such agreements, are true and correct, and the Managing Member and the Issuer, as applicable, has complied with all the agreements, and satisfied all the conditions on its part to be performed or satisfied, thereunder at or prior to the Closing Date;

               (ii) there are no actions, suits or proceedings pending, or, to such officer's knowledge, threatened, against or affecting the Managing Member or the Issuer which, if adversely determined, individually or in the aggregate, would be reasonably likely to materially and adversely affect the ability of the Managing Member or the Issuer to perform the Managing Member's or the Issuer's, respectively, obligations under the Transaction Documents or the Notes; and no merger, liquidation, dissolution or bankruptcy of the Managing Member or the Issuer is pending or contemplated;

               (iii) the information contained in the Registration Statement and the Prospectus relating to the Managing Member, the Issuer, the Contracts or the servicing procedures of its affiliates is true and accurate in all material respects, and nothing has come to his or her attention that would lead such officer to believe that the Registration Statement or the Prospectus includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading;

               (iv) the information set forth in the List of Contracts required to be furnished pursuant to the Indenture is true and correct in all material respects;

               (v) there has been no amendment or other document filed affecting the certificate of incorporation or bylaws of the Managing Member since the amendment filed July 22, 1999, and no such other amendment or other document has been authorized. There has been no amendment or other document filed affecting the limited liability company operating agreement of the Issuer since April 10, 2003 and no such amendment has been authorized;

               (vi) there has not occurred any material adverse change, or, to such officer's knowledge, any development involving a prospective material adverse change, in the condition, financial or otherwise, results of operations, business or operations of the Issuer, the Managing Member and its parent, taken as a whole, since March 31, 2003;

               (vii) on or prior to the Closing Date, there has been no downgrading nor has any notice been given of (A) any intended or potential downgrading or (B) any review or possible change in rating, the direction of which has not been indicted in, the rating, if any, accorded the Notes or the long-term unsecured debt rating of DVI, Inc. by any "nationally recognized statistical rating organization," as such term is defined for purposes of the Act;

               (viii) each person who, as an officer or representative of the Managing Member or the Issuer, signed or signs the Registration Statement, the Transaction Documents or any other document delivered pursuant hereto, on the date of such execution or on the Closing Date, as the case may be, in connection with the transactions described in the Transaction Documents, was, at the respective times of such signing and delivery, and is now, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents are their genuine signatures; and

               (ix) the Notes have been duly executed by the Issuer.

          The Managing Member shall attach to such certificate a true and correct copy of its certificate of incorporation and bylaws, which are in full force and effect on the date of such certificate, and a certified true copy of the resolutions of its Board of Directors with respect to the transactions contemplated herein and the Issuer shall attach a true and correct copy of its limited liability company operating agreement, which will be in full force and effect on the date of such certificate.

          (g) The Representative shall have received a certificate, signed by the president, a senior vice president or a vice president of each of the Contributor and the Servicer, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Prospectus, the Indenture, and the Contribution and Servicing Agreement and that, to his or her knowledge:

               (i) the representations and warranties of each of the Contributor and the Servicer in the Contributor Documents, as of the Closing Date, and in all related agreements, as of the date specified in such agreements, are true and correct, and each of the Contributor and the Servicer has complied with all the respective agreements, and satisfied all the conditions on its part to be performed or satisfied thereunder at or prior to the Closing Date;

               (ii) there are no actions, suits or proceedings pending, or, to such officer's knowledge, threatened, against or affecting the Contributor or the Servicer which, is likely to be adversely determined and if adversely determined, individually or in the aggregate, would be reasonably likely to materially and adversely affect the Contributor's or the Servicer's respective obligations under the Contributor Documents; and no merger, liquidation, dissolution or bankruptcy of the Contributor or the Servicer is pending or contemplated;

               (iii) the information contained in the Registration Statement and the Prospectus relating to the Contributor and the Servicer, the Contracts, the origination procedures of the Contributor and the servicing procedures of the Servicer is true and accurate in all material respects, and nothing has come to his or her attention that would lead such officer to believe that the Registration Statement or the Prospectus, includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading;

               (iv) the information set forth in the List of Contracts required to be furnished pursuant to the Contribution and Servicing Agreement is true and correct in all material respects;

               (v) there has been no amendment or other document filed affecting the certificate of incorporation or bylaws of the Contributor/Servicer since April 17, 1996 and no such other amendment or other document has been authorized;

               (vi) there has not occurred any material adverse change, or, any development involving a prospective material adverse change, in the condition, financial or otherwise, results of operations, business or operations of the Contributor or the Servicer and its respective subsidiaries, taken as a whole, since March 31, 2003; and

               (vii) each person who, as an officer or representative of the Contributor or the Servicer, signed or signs the Contributor Documents or any other document delivered pursuant hereto, on the date of such execution, or on the Closing Date, as the case may be, in connection with the transactions described in the Contributor Documents, was, at the respective times of such signing and delivery, and is now, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents are their genuine signatures.

          The Contributor/Servicer shall attach to such certificate a true and correct copy of its certificate of incorporation and bylaws, which are in full force and effect on the date of such certificate, and a certified true copy of the resolutions of its Board of Directors with respect to the transactions contemplated herein.

          (h) The Representative shall have received a favorable opinion of counsel to the Trustee, dated the Closing Date and in form and substance reasonably satisfactory to the Representative, to the effect that:

               (i) the Trustee is a banking corporation duly organized, validly existing and in good standing under the laws of the United States of America, and has the power and authority to enter into and to take all actions required of it under the Indenture;

               (ii) the Indenture has been duly authorized, executed and delivered by the Trustee, and the Indenture constitutes the legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, except as enforceability thereof may be limited by (A) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, as such laws would apply in the event of a bankruptcy, insolvency or reorganization or similar occurrence affecting the Trustee, and (B) general principles of equity, regardless of whether such enforcement is sought in a proceeding at law or in equity;

               (iii) no consent, approval, authorization or other action by any state or federal court or any governmental agency or body or other tribunal is required on the part of the Trustee in connection with its execution and delivery of the Indenture or the performance of its obligations thereunder;

               (iv) the Notes have been duly authenticated and delivered by the Trustee; and

               (v) the execution and delivery of, and performance by the Trustee of its obligations under, the Indenture do not conflict with or result in a violation of any statute or regulation applicable to the Trustee, or the charter or bylaws of the Trustee, or any order, judgment, writ, injunction or decree of any governmental authority having jurisdiction over the Trustee, or, to the best knowledge of such counsel, the terms of any material indenture or other agreement or instrument to which the Trustee is a party or by which it is bound.

          In rendering such opinion, such counsel may rely, as to matters of fact, on certificates of responsible officers of the Transferor, the Managing Member, the Trustee and public officials. Such opinion may also assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Trustee.

          (i) The Representative shall have received from the Trustee a certificate, signed by the president, a senior vice president or a vice president of the Trustee, dated the Closing Date, to the effect that each person who, as an officer or representative of the Trustee, signed or signs the Notes, the Indenture or any other document delivered pursuant hereto, on the date hereof or on the Closing Date, in connection with the transactions described in the Indenture, was, at the respective times of such signing and delivery, and is now, duly elected or appointed, qualified and acting as such officer and representation, and the signatures of such persons appearing on such documents are their genuine signatures.

          (j) On or prior to the Closing Date, there has been no downgrading, nor has any notice been given of (A) any intended or potential downgrading or
(B) any review or possible changes in rating, the direction of which has not been indicated in the rating, if any, in any rating accorded the Notes by any "nationally recognized statistical rating organization," as such term is defined for purposes of the Act.

          (k) Since March 31, 2003, there has not occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the business or operations, of (A) the Managing Member, (B) the Transferor, (C) the Servicer or (D) the Contributor, that, in the Representative's judgment, is material and adverse and that makes it, in the Representative's reasonable judgment, impracticable to market the Notes on the terms and in the manner contemplated in the Prospectus.

          (l) Reserved.

          (m) The Representative and counsel for the Underwriters shall have received copies of any opinions of counsel to the Contributor, the Managing Member, the Transferor or the Issuer supplied to the Trustee relating to matters with respect to the Notes. Any such opinions shall be dated the Closing Date and addressed to the Representative or accompanied by reliance letters to the Representative or shall state the Representative may rely thereon.

          (n) The Representative shall have received such further information, certificates and documents as the Representative may reasonably have requested not fewer than three (3) full Business Days prior to the Closing Date.

          (o) The Contributor shall have transferred to the Trustee, for deposit in the Collection Account to be maintained by the Trustee in accordance with the Indenture, all Contract Payments actually received by the Contributor which were due subsequent to the Cut-Off Date and received on or prior to the Closing Date.

          (p) The Financing Statements shall have been prepared and filed as set forth in Article One of the Contribution and Servicing Agreement.

          If any of the conditions specified in this Section 6 shall not have been fulfilled in all respects when and as provided in this Agreement, if the Managing Member, the Transferor, the Issuer or the Contributor is in breach of any covenants or agreements contained herein or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representative and counsel to the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled on, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Managing Member in writing, or by telephone or telegraph confirmed in writing.

          Section 7. REIMBURSEMENT OF EXPENSES. If (x) no closing of the sale of the Notes occurs by the Closing Date through no fault of the Managing Member, the Transferor, the Issuer or the Contributor or because the conditions set forth in Section 6 have not been met, or (y) the Representative terminates the engagement pursuant to Section 10 or because any conditions precedent in Section 6 have not been fulfilled, then the Managing Member's or the Contributor's liability to the Underwriters shall be limited to the reimbursement of the Underwriters' expenses incurred through the date of termination for their reasonable out-of-pocket and incidental expenses. In addition, whether or not the Notes are issued or sold:

          (a) The Transferor or the Contributor shall pay the reasonable fees and expenses associated with the transactions contemplated hereby not paid by the Underwriters in accordance with the provisions of Section 7(b) including, without limitation, the following fees and expenses:

               (i) rating agency fees payable with respect to their ratings of the Notes;

               (ii) any fees charged by the firm of independent public accountants referred to in Section 6(d);

               (iii) filing fees in connection with the transactions contemplated hereby including, but not limited to, the Commission;

               (iv) reasonable fees and expenses of counsel to the Underwriters;

               (v) the Trustee's fees and expenses and reasonable fees and expenses of counsel to the Trustee;

               (vi) the costs and expenses of printing the Prospectus;

               (vii) the costs of printing or reproducing this Agreement, the Blue Sky Survey, if applicable, and any other documents in connection with the offer, sale and delivery of the Notes;

               (viii) all expenses in connection with the qualification of the Notes under state securities laws as provided in Section 4(a)(vi), including the fees and disbursements of counsel in connection with the Blue Sky Survey, if applicable;

               (ix) the cost of preparing the Notes;

               (x) the cost or expenses of any transfer agent or registrar; and

               (xi) all other costs and expenses incident to the performance of their obligations hereunder which are not otherwise specifically provided for in this Section 7; PROVIDED, that neither the Contributor nor the Managing Member waives any rights to reimbursement from the Underwriters in the event of any Underwriter's failure to perform in accordance with this Agreement. (b) It is understood and agreed that, except as provided in Sections 8 and 9, the Underwriters will pay securities transfer taxes on resale of any of the Notes by them, and any advertising expenses connected with any offers they may make.

          Section 8. INDEMNIFICATION AND CONTRIBUTION.

          (a) The Transferor, the Issuer and the Contributor (as the sole shareholder of the Transferor and in order to achieve better overall financing), jointly and severally, will indemnify and hold harmless each Underwriter and the Swap Provider as follows: (i) against any losses, claims, damages or liabilities, joint or several, to which such Underwriter and/or the Swap Provider (as the case may be) may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or acts in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, with respect to the preliminary Prospectus or the Prospectus only, in light of the circumstances under which they were made, not misleading, and will promptly reimburse, from time to time as set forth in an invoice delivered by an Underwriter or the Swap Provider, each Underwriter and the

Swap Provider for any legal or other expenses reasonably incurred by such Underwriter and/or the Swap Provider (as the case may be) in connection with investigating, preparing to defend or defending, or appearing as a third-party witness in connection with, any such action or claim; PROVIDED, that the Transferor and the Contributor shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or the Prospectus or any such amendment or supplement, in reliance upon and in conformity with the Underwriting Information (defined below) or the Swap Provider Information; and
(ii) against any losses, claims, damages, liabilities, joint or several, and expenses whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Computational Materials, ABS Term Sheets or Collateral Term Sheets distributed by any Underwriter; unless such untrue statement or alleged untrue statement of a material fact was made in reliance upon and in conformity with Derived Information provided by such Underwriter expressly for use in the Computational Materials, the ABS Term Sheets or the Collateral Term Sheets and the untrue statement or alleged untrue statement did not derive from an inaccuracy in the Transferor-Provided Information used in the preparation of such Computational Materials, ABS Term Sheets or Collateral Term Sheets.

          (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Swap Provider, the Issuer, the Transferor and the Contributor as follows: (i) against any losses, claims, damages or liabilities to which the Swap Provider, the Issuer, the Transferor or the Contributor may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or acts in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Underwriting Information or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, with respect to the preliminary Prospectus or the Prospectus only, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Underwriting Information or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Swap Provider, the Issuer, the Transferor or the Contributor by or on behalf of such Underwriter expressly for use therein; and will reimburse the Swap Provider, the Issuer, the Transferor and the Contributor for any legal or other expenses reasonably incurred by the Swap Provider, the Issuer, the Transferor or the Contributor in connection with the investigating, preparing to defend or defending, or appearing as a third-party witness in connection with any such action or claim; (ii) against any losses, claims, damages and expenses described in the indemnity contained in subsection (a) of this Section 8, as incurred, but only with respect to untrue statements or alleged untrue statements made in the Computational Materials, Collateral Term Sheets or ABS Term Sheets furnished by such Underwriter to the extent that such untrue statement or alleged untrue statement of a material fact was made in reliance upon and in conformity with Derived Information provided by it expressly for use in the Computational Materials, the ABS Term Sheets or the Collateral Term Sheets and the untrue statements or alleged untrue statements were not derived from any inaccuracy in the Transferor-Provided Information used in the preparation of such Computational Materials, ABS Term Sheets or Collateral Term Sheets.

          The Swap Provider, the Issuer, the Managing Member, the Transferor and the Contributor acknowledge that the statements set forth under the heading "PLAN OF DISTRIBUTION" in the Prospectus Supplement constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Registration Statement or the Prospectus (the "UNDERWRITING INFORMATION"), and the Underwriters confirm that such statements are correct; provided, however, that if, but only if, all Transferor Provided Information (as defined below) is accurate and complete in all material respects, the references to "Underwriting Information" in this Agreement shall be deemed to include any Derived Information contained in a Form 8-K relating to the Notes filed by the Transferor with the Commission. For purposes of this Section, the term "Derived Information" means such portion, if any, of the information contained in Computational Materials, Collateral Term Sheets or ABS Term Sheets in any Form 8-K relating to the Notes filed by the Transferor with the Commission as:

                    (1) is not also contained in the Prospectus or the
                        Prospectus Supplement without taking into account information incorporated therein by reference; and

                    (2) does not constitute Transferor-Provided Information.

          (c) The Swap Provider agrees to pay, and to protect, indemnify and save harmless, each of the Underwriters, the Contributor, the Issuer, the Managing Member and the Transferor and their respective officers, directors, shareholders, employees, agents and each Person, if any, who controls any of the Underwriters or DVI Financial Services Inc. within the meaning of either Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934 from and against, any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations, defenses and appearances as a third-party witness) of any nature arising out of or by reason of any untrue statement or alleged untrue statement of a material fact contained in the Swap Provider Information, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, with respect to the Prospectus or the preliminary Prospectus only, in light of the circumstances under which they were made, not misleading. The Swap Provider confirms that the Swap Provider Information is correct as of the date of the Prospectus Supplement.

          (d) Promptly after receipt by an indemnified party under subsection
(a), (b) or (c) of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection; PROVIDED that the failure to provide such notice shall relieve such indemnifying party to the extent that such failure to notify materially prejudices the indemnifying party's ability to pursue any right, claim, action or suit in connection with the indemnified party's claim. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; PROVIDED, that if the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by counsel that representation of such indemnified party and the indemnifying party may be inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them, the indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. It is understood that the indemnifying party shall, in connection with any such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys together with appropriate local counsel at any time from all indemnified parties not having actual or potential differing interest with any other indemnified party. Upon receipt of notice from the indemnifying party to such indemnified party of such counsel, the indemnifying party will not be liable for any settlement entered into without its consent and will not be liable to such indemnified party under this
Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the second preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). Notwithstanding the immediately preceding sentence and the first sentence of this subsection (c), if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnifying party in accordance with such request prior to the date of such settlement.

          (e) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) in respect of any losses, claims, damages or liabilities (or actions or proceeding in respect thereon) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by (x) the Transferor and the Contributor, (y) the Underwriters and/or (z) the Swap Provider from the offering of the Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c), then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the (x) Transferor or the Contributor, (y) the Underwriters and/or (z) the Swap Provider in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Transferor or the Contributor on the one hand and the Underwriters on the other shall be deemed to be in the same proportion that the total net proceeds from the offering (before deducting expenses) received by the Transferor and the Contributor bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by (x) the Transferor or the Contributor, (y) the Underwriters and/or (z) the Swap Provider and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Transferor, the Contributor, the Swap Provider and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending, or appearing as a third-party witness in connection with, any such action or claim. Notwithstanding the provision for this subsection (e), the Underwriters shall not be required to contribute any amount in excess of the total underwriting discount as set forth on the cover page of the Prospectus. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters to contribute pursuant to this subsection (e) are several in proportion to their respective underwriting obligations with respect to such Notes and not joint.

          (f) The obligations of the Transferor and the Contributor under this
Section 8 shall be in addition to any liability which the Transferor or the Contributor may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any of the Underwriters or the Swap Provider within the meaning of the Act, and the obligations of the Underwriters and the Swap Provider under this Section 8 shall be in addition to any liability which the Underwriters and the Swap Provider may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Transferor and the Contributor and to each person, if any, who controls the Transferor or the Contributor within the meaning of the Act.

          Section 9. SURVIVAL. The respective representations, warranties and agreements of the Transferor, the Managing Member, the Issuer, the Contributor, the Swap Provider and the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, notwithstanding any investigation heretofore or hereafter made by or on behalf of the Transferor, the Managing Member, the Issuer, the Contributor, the Swap Provider or the Underwriters or any director, officer or controlling person thereof, and such representations, warranties and agreements made by the Transferor, the Managing Member, the Issuer and the Contributor shall survive the delivery and payment for the Notes. The provisions of Sections 7 and 8 shall survive the termination or cancellation of this Agreement.

          Section 10. TERMINATION.

          (a) This Agreement may be terminated by the Representative at any time upon the giving of notice at any time prior to the Closing Date: (i) if there has been, since March 31, 2003, any material adverse change in the condition, financial or otherwise, of the Contributor, the Managing Member, the Issuer or the Transferor, or in the earnings, business affairs or business prospects of the Contributor, the Issuer or the Transferor, whether or not arising in the ordinary course of business, (ii) if there has occurred a material adverse change in, or general closure of, the financial markets of the United States or any outbreak or escalation of hostilities, including terrorist or warlike acts, or other calamity or crises, in each case, the effect of which would make it, in the reasonable judgment of the Representative, impracticable to market the Notes or enforce contracts for the sale of the Notes, (iii) if trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority or
(iv) if a banking moratorium has been declared by either federal or New York authorities. In the event of any such termination, no party will have any liability to any other party hereto, except as otherwise provided in Sections 7 or 8.

          (b) This agreement may not be terminated by the Transferor, the Managing Member, the Issuer or the Contributor, except in accordance with law, without the written consent of the Representative.

          (c) Notwithstanding anything herein to the contrary, if the Transferor, the Managing Member, the Issuer or the Contributor does not perform any obligation under this agreement or any representation and warranty hereunder is incomplete or inaccurate in any material respect, this Agreement and all of the Underwriters' obligations hereunder may be immediately canceled by the Representative by notice thereof to the Managing Member or the Contributor. Any such cancellation shall be without liability of any party to any other party except that the provisions of Sections 8 and 9 shall survive any such cancellation.

          Section 11. NOTICES. All communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed by certified or registered mail, postage prepaid, or transmitted by telex or telegraph and confirmed by a similar mailed writing, if to the Underwriters, addressed to Merrill Lynch, Pierce, Fenner & Smith Incorporated, addressed c/o Mr. Ted Breck, facsimile no.: (212) 449-9015, at the address set forth in the beginning of this Agreement, Nomura Securities International, Inc. c/o Mr. Evan Binder, facsimile no.: (646) 587-9674, at the address set forth in the beginning of this Agreement and Banc of America Securities LLC. c/o William Heskett, facsimile no.: (312) 974-8578 at the address set forth in the beginning of this Agreement, or to such other address as such Underwriter may designate with respect to itself in writing to the Transferor or the Contributor; if to the Contributor, addressed to the Securitization Manager at 2500 York Road, Jamison, Pennsylvania 18929, facsimile no.: (215) 488-5416; if to the Transferor, addressed to the Transferor at 2500 York Road, Jamison, Pennsylvania 18929, facsimile no.: (215) 488-5416, or such other address as the Transferor or the Contributor may have designated in writing to you; if to the Managing Member, addressed to the Managing Member at 2500 York Road, Jamison, Pennsylvania 18929, facsimile no.: (215) 488-5416, or such other address as the Managing Member may have designated in writing to you; if to the Issuer, addressed to the Issuer at 2500 York Road, Jamison, Pennsylvania 18929, facsimile no.: (215) 488-5416, or such other address as the Issuer may have designated in writing to you; or, if to the Swap Provider, at the address set forth in the Schedule to the 1992 ISDA Master Agreement (Multicurrency-Cross Border), dated as of May 15, 2003 (the 1992 Master Agreement and the Schedule thereto together with each confirmation thereto, as amended, supplemented and otherwise modified from time to time, collectively the "SWAP AGREEMENT"), between the Swap Provider and the Issuer.

          Section 12. SUCCESSORS; ACTIONS BY THE UNDERWRITERS. This Agreement will inure to the benefit of and be binding upon the Transferor, the Managing Member, the Issuer, the Contributor, the Underwriters, the Swap Provider and their respective successors and assigns. Any action by the Underwriters hereunder may be taken by the Underwriters jointly or alone or on behalf of the Underwriters, and any such action taken alone shall be binding upon the Underwriters.

          Section 13. DEFAULT BY ANY UNDERWRITER. If any Underwriter shall fail on the Closing Date to purchase the Notes which it is obligated to purchase hereunder (the "DEFAULTED NOTES"), the Representative shall have the right, but not the obligation, within one (1) Business Day thereafter, to make arrangements for one or more of the non-defaulting Underwriters or any other underwriters (the "NON-DEFAULTING UNDERWRITERS") to purchase all, but not less than all, of the Defaulted Notes upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such one (1) Business Day period, then this Agreement shall terminate without liability on the part of the Non-Defaulting Underwriters.

          No action taken pursuant to this Section 13 shall relieve the defaulting Underwriter from liability in respect of its default.

          In the event of any such default which does not result in a termination of this Agreement, any of the Representative, the Issuer, the Transferor, the Managing Member or the Contributor shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

          Section 14. ENTIRE AGREEMENT. This Agreement and the documents referred to herein and to be delivered pursuant hereto constitute the entire agreement between the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties.

          Section 15. GOVERNING LAW.

          (a) THIS AGREEMENT IS TO BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAWS PRINCIPLES (EXCEPT FOR SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

          (b) EACH UNDERWRITER, THE SWAP PROVIDER, THE TRANSFEROR, THE MANAGING MEMBER, THE ISSUER AND THE CONTRIBUTOR HEREBY SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY, AND EACH WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE ADDRESS SET FORTH IN SECTION 11 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE U.S. MAILS, POSTAGE PREPAID. THE PARTIES HERETO HEREBY WAIVE ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT ITS RIGHT TO BRING ANY ACTION OR PROCEEDING IN THE COURTS OF ANY OTHER JURISDICTION.

          (c) EACH UNDERWRITER, THE SWAP PROVIDER, THE TRANSFEROR, THE MANAGING MEMBER, THE ISSUER AND THE CONTRIBUTOR HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

          Section 16. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.

          Section 17. MISCELLANEOUS. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

                            [signature page follows]

                  If you are in agreement with the foregoing, please sign a counterpart hereof and return the same to the Transferor, the Managing Member, the Issuer and the Contributor, whereupon this Agreement shall become a binding agreement among the Underwriters, the Swap Provider, the Transferor, the Managing Member, the Issuer and the Contributor.

                                       Very truly yours,
                                       DVI RECEIVABLES CORP. XIX


                                       By:      /S/ STEVEN R. GARFINKEL
                                                -------------------------------
                                                Name:  Steven R. Garfinkel
                                                Title:  EVP and CFO

                                       DVI FINANCIAL SERVICES INC.


                                       By:      /S/ STEVEN R. GARFINKEL
                                                -------------------------------
                                                Name:  Steven R. Garfinkel
                                                Title:  EVP and CFO

                                       DVI RECEIVABLES XIX, L.L.C.
                                       By:      DVI Receivables Corp. VIII, its
                                                Managing Member


                                       By:      /S/ STEVEN R. GARFINKEL
                                                -------------------------------
                                                Name:  Steven R. Garfinkel
                                                Title:  EVP and CFO

                                       DVI RECEIVABLES CORP. VIII


                                       By:      /S/ STEVEN R. GARFINKEL
                                                -------------------------------
                                                Name:  Steven R. Garfinkel
                                                Title:  EVP and CFO




UNDERWRITING AGREEMENT

The foregoing Underwriting Agreement
is hereby confirmed and accepted as of
the date first above written.

MERRILL LYNCH, PIERCE, FENNER
& SMITH INCORPORATED, for itself and
as Representative of the other
Underwriters named in Schedule A hereto


By:      /S/ GREGORY R. PETRIE
   ---------------------------
Name:    Gregory R. Petrie
Title:   Authorized Signatory


BANK OF AMERICA, N.A.


By:      /S/ ROGER H. HEINTZELMAN
   ---------------------------
Name:    Roger H. Heintzelman
Title:   Principal




UNDERWRITING AGREEMENT




                                                    SCHEDULE A

                                                PURCHASING PRICE

                                                 Principal Amount to   Principal Amount to     Principal Amount
                                                   be Purchased by       be Purchased by      to be Purchased by
                               Underwriter's       Merrill Lynch,        Banc of America      Nomura Securities
       Class of Note               Price          Pierce, Fenner &        Securities LLC     International, Inc.
                                                 Smith Incorporated
----------------------------- ----------------- ---------------------- --------------------- ---------------------
The Class A-1 Notes              100.0000%      $ 43,086,000.00        $ 21,543,000.00       $ 7,181,000
The Class A-2a Notes             100.0000%      $ 15,120,000.00        $ 7,560,000.00        $ 2,250,000
The Class A-2b Notes              99.9992%      $ 16,199,870.00        $ 8,099,935.00        $ 2,699,978
The Class A-3a Notes             100.0000%      $ 72,772,000.00        $ 68,886,000.00       $ 22,962,000
The Class A-3b Notes              99.9793%      $ 19,196,026.00        $ 9,598,013.00        $ 3,199,338
The Class B Notes                100.0000%      $ 11,907,000.00        $ 5,103,000.00        $
The Class C-1 Notes              100.0000%      $ 4,018,000.00         $ 1,722,000.00        $
The Class C-2 Notes               99.9989%      $ 6,299,930.77         $ 2,699,970.00        $
The Class D-1 Notes              100.0000%      $ 4,438,000.00         $ 1,902,000.00        $
The Class D-2 Notes               99.9867%      $ 3,499,535.00         $ 1,499,801.00        $